EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2022 FOURTH QUARTER RESULTS
Delivers Q4 Revenue Above the Outlook Range, Sees Similar Overall Demand in Q1

LIVERMORE, Calif. — February 8, 2023 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2022 ended December 31, 2022. Quarterly revenues were $166.0 million, a decrease of 8.2% compared to $180.9 million in the third quarter of fiscal 2022, and a decrease of 19.0% from $205.0 million in the fourth quarter of fiscal 2021. For fiscal 2022, FormFactor recorded revenues of $748 million, down 2.8% from $770 million in fiscal 2021.

•Delivered revenue above the outlook range against a challenging industry environment.
•Achieved the second consecutive record quarter in the Systems segment.
•Completed the previously announced restructuring, improving operational effectiveness and profitability.

“As anticipated, FormFactor’s fourth quarter revenue and profitability were down sequentially from the third quarter,” said Mike Slessor, CEO of FormFactor, Inc. “That said, revenue exceeded the outlook range and non-GAAP earnings per share were at the high end of the outlook range, reflecting actions we took during the fourth quarter to reduce our costs.”

Fourth Quarter Highlights

On a GAAP basis, net loss for the fourth quarter of fiscal 2022 was $13.7 million, or negative $0.18 per fully-diluted share, compared to net income for the third quarter of fiscal 2022 of $4.4 million, or $0.06 per fully-diluted share, and net income for the fourth quarter of fiscal 2021 of $25.9 million, or $0.33 per fully-diluted share. Net income for fiscal 2022 was $50.7 million, or $0.65 per fully-diluted share, compared to net income for fiscal 2021 of $83.9 million, or $1.06, per fully-diluted share. Gross margin for the fourth quarter of 2022 was 27.2%, compared with 34.4% in the third quarter of 2022, and 43.7% in the fourth quarter of 2021. Gross margin for fiscal 2022 was 39.6%, compared to 41.9% for fiscal 2021.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2022 was $4.1 million, or $0.05 per fully-diluted share, compared to net income for the third quarter of fiscal 2022 of $18.3 million, or $0.24 per fully-diluted share, and net income for the fourth quarter of fiscal 2021 of $34.7 million, or $0.44 per fully-diluted share. Net income for fiscal 2022 was $97.9 million, or $1.25 per fully-diluted share, compared to net income of $125.5 million, or $1.59 per fully-diluted share for fiscal 2021. On a non-GAAP basis, gross margin for the fourth quarter of 2022 was 31.7%, compared with 39.0% in the third quarter of 2022, and 44.3% in the fourth quarter of 2021. Non-GAAP gross margin for fiscal 2022 was 42.3%, compared to 44.9% for fiscal 2021.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the fourth quarter of fiscal 2022 was $20.7 million, compared to $24.2 million for the third quarter of fiscal 2022, and $38.9 million for the fourth quarter of fiscal 2021. Free cash flow for the fourth quarter of fiscal 2022 was negative $5.4 million, compared to free cash flow for the third quarter of fiscal 2022 of $15.5 million, and free cash flow for the fourth quarter of 2021 of $23.9 million. Free cash flow for fiscal 2022 and fiscal 2021 was $67.1 million and $73.7 million, respectively. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “In the first quarter of 2023, we are experiencing overall demand similar to the fourth quarter, with moderately stronger demand for Foundry & Logic probe cards offset by weaker demand for both DRAM and Flash memory probe cards. At the same time, our Systems business continues to run at record levels. We expect significant gross margin improvement in the first quarter, driven by two factors: the full-quarter benefit of our October restructuring and a return to typical excess and obsolete inventory costs.”

For the first quarter ending April 1, 2023, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$162 million +/- $5 million	—	$162 million +/- $5 million
Gross Margin	35% +/- 1.5%	$3 million	37% +/- 1.5%
Net income per diluted share	($0.06) +/- $0.04	$0.19	$0.13 +/- 0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles, inventory, and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PST, or 4:25 p.m. EST, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended December 31, 2022, and for outlook provided before, as well as for the comparable periods of fiscal 2021, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics, military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, such as the recent US-China restrictions, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Revenues	$165,987	$180,869	$204,998	$747,937	$769,674
Cost of revenues	120,784	118,656	115,439	451,928	446,907
Gross profit	45,203	62,213	89,559	296,009	322,767
Operating expenses:
Research and development	27,222	26,549	25,411	109,222	100,937
Selling, general and administrative	33,926	31,637	32,358	131,875	123,792
Total operating expenses	61,148	58,186	57,769	241,097	224,729
Operating income (loss)	(15,945)	4,027	31,790	54,912	98,038
Interest income	1,073	709	106	2,220	569
Interest expense	(116)	(152)	(155)	(579)	(602)
Other income (expense), net	(467)	1,041	459	1,317	495
Income (loss) before income taxes	(15,455)	5,625	32,200	57,870	98,500
Provision (benefit) for income taxes	(1,728)	1,274	6,303	7,132	14,576
Net income (loss)	$(13,727)	$4,351	$25,897	$50,738	$83,924
Net income (loss) per share:
Basic	$(0.18)	$0.06	$0.33	$0.65	$1.08
Diluted	$(0.18)	$0.06	$0.33	$0.65	$1.06
Weighted-average number of shares used in per share calculations:
Basic	76,972	77,245	78,220	77,578	77,787
Diluted	76,972	77,688	79,121	78,201	79,133

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
GAAP Revenue	$165,987	$180,869	$204,998	$747,937	$769,674
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	—	—	—	—	260
Non-GAAP Revenue	$165,987	$180,869	$204,998	$747,937	$769,934

GAAP Gross Profit	$45,203	$62,213	$89,559	$296,009	$322,767
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,360	1,241	1,197	4,908	14,795
Stock-based compensation	973	1,022	1,394	3,807	5,200
Restructuring charges	5,122	6,060	(1,285)	11,775	3,205
Non-GAAP Gross Profit	$52,658	$70,536	$90,865	$316,499	$345,967

GAAP Gross Margin	27.2%	34.4%	43.7%	39.6%	41.9%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.8%	0.6%	0.5%	0.7%	1.9%
Stock-based compensation	0.6%	0.6%	0.7%	0.5%	0.7%
Restructuring charges	3.1%	3.4%	(0.6)%	1.6%	0.4%
Non-GAAP Gross Margin	31.7%	39.0%	44.3%	42.3%	44.9%

GAAP operating expenses	$61,148	$58,186	$57,769	$241,097	$224,729
Adjustments:
Amortization of intangibles	(1,530)	(1,567)	(1,569)	(6,184)	(6,478)
Stock-based compensation	(8,491)	(6,973)	(6,405)	(27,530)	(24,184)
Restructuring charges	(3,249)	(114)	(142)	(3,664)	(919)
Gain on contingent consideration	—	—	—	—	95
Acquisition related expenses	—	—	—	—	(209)
Non-GAAP operating expenses	$47,878	$49,532	$49,653	$203,719	$193,034

GAAP operating income (loss)	$(15,945)	$4,027	$31,790	$54,912	$98,038
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,890	2,808	2,766	11,092	21,273
Stock-based compensation	9,464	7,995	7,799	31,337	29,384
Restructuring charges	8,371	6,174	(1,143)	15,439	4,124
Gain on contingent consideration	—	—	—	—	(95)
Acquisition related expenses	—	—	—	—	209
Non-GAAP operating income	$4,780	$21,004	$41,212	$112,780	$152,933

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
GAAP net income (loss)	$(13,727)	$4,351	$25,897	$50,738	$83,924
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,890	2,808	2,766	11,092	21,273
Stock-based compensation	9,464	7,995	7,799	31,337	29,384
Restructuring charges	8,371	6,174	(1,143)	15,439	4,124
Gain on contingent consideration	—	—	—	—	(95)
Acquisition related expenses	—	—	—	—	209
Income tax effect of non-GAAP adjustments	(2,850)	(3,017)	(657)	(10,663)	(13,307)
Non-GAAP net income	$4,148	$18,311	$34,662	$97,943	$125,512

GAAP net income (loss) per share:
Basic	$(0.18)	$0.06	$0.33	$0.65	$1.08
Diluted	$(0.18)	$0.06	$0.33	$0.65	$1.06

Non-GAAP net income per share:
Basic	$0.05	$0.24	$0.44	$1.26	$1.61
Diluted	$0.05	$0.24	$0.44	$1.25	$1.59

Weighted-average number of shares used in non-GAAP net income per share calculations:
Basic	76,972	77,245	78,220	77,578	77,787
Diluted	77,030	77,688	79,121	78,201	79,133

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31, 2022	December 25, 2021
Cash flows from operating activities:
Net income	$50,738	$83,924
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,646	25,772
Amortization	9,391	18,747
Stock-based compensation expense	31,337	29,384
Provision for excess and obsolete inventories	24,632	15,544
Non-cash restructuring charges	710	1,646
Gain on contingent consideration	—	(95)
Other activity impacting operating cash flows	(13,679)	(35,558)
Net cash provided by operating activities	131,775	139,364
Cash flows from investing activities:
Acquisition of property, plant and equipment	(65,243)	(66,496)
Acquisition of business	(3,350)	—
Purchases of marketable securities, net	(9,100)	(58,245)
Purchase of promissory note receivable	(1,000)	—
Net cash used in investing activities	(78,693)	(124,741)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(82,328)	(24,038)
Proceeds from issuances of common stock	10,499	10,653
Payment of contingent consideration	—	(3,873)
Principal repayments on term loans	(8,398)	(9,337)
Tax withholdings related to net share settlements of equity awards	(15,705)	(20,604)
Net cash used in financing activities	(95,932)	(47,199)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,514)	(3,180)
Net increase (decrease) in cash, cash equivalents and restricted cash	(45,364)	(35,756)
Cash, cash equivalents and restricted cash, beginning of period	155,342	191,098
Cash, cash equivalents and restricted cash, end of period	$109,978	$155,342

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 24, 2022	December 25, 2021	December 31, 2022	December 25, 2021
Net cash provided by operating activities	$20,727	$24,247	$38,927	$131,775	$139,364
Adjustments:
Acquisition related payments in working capital	—	—	—	—	209
Cash paid for interest	117	124	147	535	643
Capital expenditures	(26,219)	(8,908)	(15,143)	(65,243)	(66,496)
Free cash flow	$(5,375)	$15,463	$23,931	$67,067	$73,720

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2022	September 24, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$106,126	$120,602	$151,010
Marketable securities	132,005	130,991	125,055
Accounts receivable, net of allowance for credit losses	88,143	110,497	115,541
Inventories, net	123,157	132,029	111,548
Restricted cash	1,221	1,263	2,233
Prepaid expenses and other current assets	23,900	20,932	18,652
Total current assets	474,552	516,314	524,039
Restricted cash	2,631	1,840	2,099
Operating lease, right-of-use-assets	31,362	31,508	35,210
Property, plant and equipment, net of accumulated depreciation	189,848	163,384	146,555
Goodwill	211,444	209,105	212,299
Intangibles, net	26,751	28,208	36,342
Deferred tax assets	67,646	67,775	61,995
Other assets	3,994	4,229	1,981
Total assets	$1,008,228	$1,022,363	$1,020,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,308	$75,021	$57,862
Accrued liabilities	42,115	46,328	50,836
Current portion of term loans, net of unamortized issuance costs	1,045	2,734	8,931
Deferred revenue	29,846	31,974	23,224
Operating lease liabilities	7,353	7,699	7,901
Total current liabilities	149,667	163,756	148,754
Term loans, less current portion, net of unamortized issuance costs	14,389	14,653	15,434
Deferred tax liabilities	2,732	2,232	3,623
Long-term operating lease liabilities	27,587	27,858	31,009
Other liabilities	5,568	5,562	5,920
Total liabilities	199,943	214,061	204,740

Stockholders’ equity:
Common stock	77	77	78
Additional paid-in capital	844,842	843,453	898,945
Accumulated other comprehensive loss	(5,578)	(17,899)	(1,449)
Accumulated deficit	(31,056)	(17,329)	(81,794)
Total stockholders’ equity	808,285	808,302	815,780
Total liabilities and stockholders’ equity	$1,008,228	$1,022,363	$1,020,520

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F